As filed with the Securities and Exchange Commission on December 31, 2025

Registration No. 333-290403

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

USBC, Inc.
(Exact name of registrant as specified in its charter)

Nevada	7389	90-0273142
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 E 2nd Street

15th Floor

Reno, NV 89501

775-239-7673

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Robert Gregory Kidd

Chief Executive Officer

300 E 2nd Street

15th Floor

Reno, NV 89501

775-239-7673

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Daniel L. Forman

Trevor A. Levine

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

(212) 419-5904

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this registration statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated December 31, 2025

PRELIMINARY PROSPECTUS

 367,634,098 Shares of Common Stock

This prospectus relates to the sale or other disposition by the selling stockholders identified herein or their transferees (the “Selling Stockholders”) of up to 367,634,098 shares of common stock, par value $0.001 per share (“common stock”), of USBC, Inc. (the “Company”), consisting of:

(i)

357,815,000 shares of our common stock issued to Goldeneye 1995 LLC (“Goldeneye”) pursuant to that Securities Purchase Agreement, dated June 5, 2025 (the “Purchase Agreement”), by and between the Company and Goldeneye (the “Private Placement”);

(ii)

3,909,549 shares of our common stock issued to Cohen & Company Securities, LLC (the “Banker”), who acted as Goldeneye’s exclusive financial advisor, as compensation in connection with the closing of the Private Placement, pursuant to an Engagement Letter, dated December 31, 2024 (the “Engagement Letter”);

(iii)

3,909,549 shares of our common stock issued to Fifth Era LLC (the “Consultant”), who acted as Goldeneye’s consultant, as compensation in connection with the closing of the Private Placement, pursuant to a Business Consulting Service Agreement, dated January 9, 2025 (the “Consulting Agreement”); and

(iv)

2,000,000 shares of our common stock issued to J3E2A2Z LP (“J3E2A2Z”), an entity controlled by Ronald P. Erickson, our director and President of the Science Division, Senior Vice President, in connection with the redemption of the 16,916 issued and outstanding shares of the Company’s Series H Convertible Preferred Stock, par value $0.001 per share (the “Series H Preferred Stock”) at the closing of the Private Placement.

We will not receive any proceeds from the sale or other disposition of the shares of our common stock by the Selling Stockholders. The Selling Stockholders may sell or otherwise dispose of the shares of our common stock offered by this prospectus from time to time through the means described in this prospectus under the caption “Plan of Distribution.” We have borne and will continue to bear the costs relating to the registration of these shares.

Our common stock is listed on the NYSE American LLC under the symbol “USBC.” The last reported sale price for our common stock on the NYSE American LLC on December 30, 2025 was $0.63 per share.

You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Prospectus Summary - Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is, 2026.

ii

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ABOUT THIS PROSPECTUS

Neither we nor the Selling Stockholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Stockholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For investors outside the United States: neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction outside the United States where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities covered hereby and the distribution of this prospectus outside the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Additional Information” and “Incorporation of Certain Information by Reference”.

We may also provide a prospectus supplement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Additional Information” and “Incorporation of Certain Information by Reference”.

Unless otherwise stated or the context otherwise indicates, references to “USBC,” the “Company,” “we,” “our,” “us,” or similar terms refer to USBC, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 7 of this prospectus and the disclosures to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

Overview

We are a publicly traded, multi-disciplinary technology company that we believe is an industry-leading innovator in digital financial technologies. USBC develops transformative financial services, including digital assets and banking solutions as well as non-invasive health monitoring research. We have implemented a Bitcoin treasury strategy to bolster development and research across its various divisions. See “—Bitcoin Treasury Strategy” below. A key focus of USBC is the further development of the USBC tokenized deposit offering, a tokenized representation of a U.S.-dollar denominated bank deposit account that operates on blockchain technology and is embedded with digital identity. With a focus on inclusion, innovation, and risk management, we are dedicated to creating long-term shareholder value in a rapidly evolving financial landscape.

Corporate History and Development

Until August 2025, we operated under the name Know Labs, Inc. and our primary focus was on non-invasive diagnostic and sensor technologies. In August 2025, in connection with the closing of a $125 million strategic controlling-interest acquisition by Goldeneye 1995 LLC (an affiliate of our newly-appointed Chairman and Chief Executive Officer, Greg Kidd), we issued 357.8 million shares of our common stock in exchange for 1,000 Bitcoin and $15 million in cash. Mr. Kidd and his veteran team of finance and technology leaders who are part of the USBC founding team collectively bring with them decades of technology and fintech experience.

Following the closing of the capital investment by Goldeneye, we changed our corporate name to USBC, Inc. and our ticker symbol to “USBC” on the NYSE American. Our corporate evolution reflects a strategic pivot to the further development of a financial-technology platform and establishment of a digital asset treasury reserve while continuing to maintain technology capabilities from our legacy sensor business.

In October 2025, we entered into a collaboration with Uphold HQ Inc. (“Uphold”) and Vast Bank, N.A. (“Vast Bank”), which will serve as the initial issuing bank for our tokenized-deposit offering. Uphold is a financial technology company that provides modern infrastructure for on-chain payments, banking and investments. We are currently finalizing technical and regulatory readiness and negotiating terms of a definitive strategic partnership agreement with Vast Bank and Uphold in preparation for the future commercial launch of the U.S. Bank Coin (“USBC”) tokenized deposit offering.

Bitcoin Treasury Strategy

At Closing, we announced the establishment of our Bitcoin treasury, which operates in parallel with our continuing research program and activities in the non-invasive medical technology space and, when launched, the USBC tokenized deposit offering. We view our Bitcoin treasury as long-term holdings and we intend to strategically utilize Bitcoin as a primary treasury reserve asset to generate yield to help support the current business and future growth and expansion of new business lines. As part of our Bitcoin yield generation strategy trading activities, we enter into option derivative contracts on our Bitcoin holdings. We have appointed Hyrcanian Asset Management, LLC (the “Manager”) to provide discretionary treasury management services with respect to our Bitcoin treasury strategy, specifically buying and selling call options on Bitcoin (the “Program”).

Pursuant to the Program, we enter into short-term arrangements that result in obtaining the right to receive or obligation to deliver a fixed amount of Bitcoin crypto assets in the future. Our Bitcoin treasury trading strategy is intended to boost our Bitcoin holdings through premiums collected on options, with the net maximum notional exposure not to exceed the balance of the Bitcoin treasury holdings. While the ability to make further digital investments on our behalf is one of the premises of establishing the Manager, we have not and do not currently intend to utilize the Manager to do so.

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We believe our combination of a strategic Bitcoin reserve with a focus on the non-invasive medical technology and financial technology spaces positions us to offer a unique opportunity for long-term value creation.

Custody of our Bitcoin

As of December 30, 2025, our Bitcoin holdings of $89.5 million represent the principal component of our consolidated balance sheet, consisting of approximately 1,015 Bitcoin.

We hold substantially all of our Bitcoin with a U.S.-based, institutional grade custodian that has a demonstrated record of regulatory compliance and information security. As a result, the primary counterparty risk we are exposed to with respect to our Bitcoin is performance obligations under the various custody arrangements which we have entered into with this custodian. Our custodial services agreement specifies that the private keys that control our Bitcoin will be held in offline or cold storage which is designed to mitigate risks that a system may be susceptible to when connected to the internet. Our custodial contract also contains liability provisions which hold our custodian liable for its failure to safekeep our Bitcoin.

Our Bitcoin is controllable only by the possessor of both the unique public key and private keys relating to the local or online digital wallet in which the Bitcoin is held. Private keys used to access our Bitcoin balances are not widely distributed and are all held on hardware by our third party custodian at facilities within the U.S. and internationally. The cold-storage vaults used by our custodian use multilayered physical security, including biometric access controls and the vaults are geographically dispersed and access-controlled.

All of our Bitcoin holdings with the third-party custodian are held in segregated accounts. Our third-party custodian is obligated by our contractual arrangement with them to keep timely and accurate bookkeeping records of our Bitcoin holdings under rigorous internal controls. As an institutional client, we have the ability to generate statements that contain account-level reporting which serves as an audit and verification mechanism to allow the existence of our crypto assets to be verified by us or our independent auditor. We do not have custody of Bitcoin held for clients. We do not self-custody any of our Bitcoin.

Tokenized Deposit Program

Our primary focus is on the further development of our tokenized deposit program, alongside our legacy non-invasive sensor technology business. The tokenized deposit program has been in development from its inception by our Chairman and CEO, Greg Kidd for the better part of a decade. The USBC tokenized deposit offering will incorporate embedded digital identity and leverage blockchain technology. It is being designed to support financial inclusion and innovation, through partnerships with banks and distribution partners such as Uphold, a pioneering infrastructure provider for on-chain finance.

Unlike a stablecoin, USBC is not a newly-created digital asset backed by reserves, nor is USBC a deposit token. USBC is a tokenized representation of a bank deposit offered by banking institutions to their customers. Other tokenized deposit products exist, but USBC is the first to provide direct access to end users, made possible by its permissioned blockchain and risk management tech stack. USBC’s API-centric approach means that developers building on the platform can offer their customers digital U.S. dollars and their own U.S. bank deposit account worldwide. Since USBC is a representation of an actual deposit account, a bank can pay interest to the holder, just as it might on a typical interest-bearing checking or savings account.

USBC is underpinned by a blockchain ledger that serves as the single source of truth for all tokenized deposit transactions, augmented by a rule engine which provides additional controls on top of the base blockchain and connects directly to the banking system. This setup allows the banking partner to maintain regulatory oversight and operational control while still leveraging the transparency and immutability of the underlying blockchain. The ledger is permissioned, meaning that on USBC’s private chain, nodes are operated by USBC. On public chains, transactions occur through public nodes but USBC’s rule engine enforces compliance and access controls. The blockchain network is governed by principles that ensure it remains secure, compliant with regulations and aligned with the interests of all stakeholders. A governance process for software updates is in place that mirrors enterprise IT and blockchain best practices.

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The issuing bank will commit to clear and transparent rules for the USBC program and will maintain ultimate control and responsibility for the platform which is subject to regulatory oversight by banking regulators. The USBC program will be integrated into the bank’s overall corporate governance structure and will be subject to oversight by the same audit and risk committees that oversee banking operations, ensuring that the highest level of the organization, the Board of Directors, is aware of and accountable for the program. In addition to governance conducted by the participating bank, the USBC network will undergo regular third-party audits and reviews, similar to those performed on traditional core banking systems, with full results made available to network participants and regulators to ensure transparency and trust.

Unlike permissionless cryptocurrency systems where anyone can create an address and transact, the USBC system contains a trust and identity management layer which requires users to build a verified digital identity before they can access or transact on the network. To open a USBC account, a user will need to go through an onboarding process that collects identity information and verifiable credentials which can be issued or validated by trusted third parties. Before any transaction is submitted to the blockchain, it must be reviewed and signed by the ledger’s rules engine, which enforces a configurable set of policies tied to user identity level, regulatory obligations and risk controls. Once funds are in a USBC tokenized deposit account, funds are immediately available, enabling same-day access to traditional financial infrastructure including wire transfers, ACH payments or spending via debit rails. There is no need to withdraw funds via an exchange or conversion to fiat currency through third party services, eliminating costly ramp fees, reducing counterparty risk and streamlining post-trade fund management.

The technology stack for USBC will be a hybrid of a traditional banking system and blockchain components. Developers and partners like Uphold will see a familiar blockchain environment to build upon that is enriched with identity and compliance layers not found on public chains. The user will experience the system through user-friendly banking apps or web interfaces that abstract away the blockchain complexity. Every transaction will be recorded as a blockchain event on a ledger with each on-chain transfer reflecting a corresponding update in the tokenized deposit account transaction history.

In preparation for the future retail launch of USBC, we will conduct a structured pilot program to evaluate the USBC tokenized deposit offering with a limited group of internal users, the results of which will inform our decisions regarding timing of when the offering is expected to become available to retail customers. The pilot program will not be a consumer offering, will not be available to the public and is intended solely to evaluate product performance, functionality, user experience and operational requirements in a non-production environment. The targeted date of the retail launch will be scheduled once the pilot program concludes and will incorporate the outcomes of the pilot program subject to requisite regulatory, board and bank partner approvals.

Sales Agreement with Jones

As previously disclosed in the prospectus supplement dated December 31, 2024, we entered into a Capital on Demand Sales Agreement (the “Sales Agreement”) with JonesTrading Institutional Services LLC, (“Jones”) as sales agent, may offer and sell shares of our common stock (the “Shares”), having an initial aggregate offering price of up to a maximum of $5,000,000, from time to time, through an “at the market offering” program.

On September 5, 2025, we determined to increase the amount available for sale under the Sales Agreement, up to an aggregate offering price of $14,500,000. The offer and sale of the Shares will be made pursuant to our effective shelf registration statement on Form S-3 (File No. 333-276246) in the amount of $18,000,000 initially filed with the SEC on December 22, 2023 and declared effective by the SEC on January 11, 2024, the related prospectus supplement, dated December 31, 2024, and the additional prospectus supplement filed with the SEC on September 5, 2025 in connection with the offer and sale of the Shares.

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Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates was less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

Corporate Information

We were incorporated under the laws of the State of Nevada on October 8, 1998. At the Closing, we announced a strategic transition into a multi-disciplinary enterprise that will continue our current research program and activities in the non-invasive medical technology space, in parallel with strategic investments in pioneering technologies spanning digital assets and banking, including our newly established Bitcoin treasury strategy and the USBC tokenized deposit offering. In connection with the strategic shift, our board of directors approved the change in the name of the Company to USBC, Inc. and the change in trading symbol of the Company to “USBC” on the NYSE American, which became effective on August 15, 2025.

Our executive office is located at 300 E 2nd Street, 15th Floor Reno, NV 89501. Our telephone number is 775-239-7673 and our principal website address is located at www.usbc.xyz. The information on our website is not incorporated by reference in and is not deemed a part of this prospectus.

All trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

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THE OFFERING

The following summary of the offering contains basic information about the offering and our securities and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our securities, please refer to the section titled “Description of Securities.”

Common stock offered by the Selling Stockholders	367,634,098 shares.

Common stock outstanding as of December 30, 2025	388,143,679 shares.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of our common stock covered hereby by the Selling Stockholders.

Risk Factors

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

NYSE American Symbol	USBC

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should review the information contained under the heading “Risk Factors” in our most recent Annual Report on Form 10-K as such risk factors may be updated in our subsequent reports filed with the SEC, which are incorporated by reference herein, and as may be amended, supplemented or superseded from time to time by other reports we file with the SEC, and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our common stock.

For a description of these reports and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein and therein, including statements regarding general economic and market conditions, our future results of operations and financial condition, business strategy, and plans and objectives of management for future operations, are forward-looking statements. In some cases, forward-looking statements may be identified by words such as “anticipate,” “believe,” “can,” “contemplate,” “continue,” “could,” “design,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potentially,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these terms or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are only predictions. These forward-looking statements are not historical facts, but rather are based on our current expectations, assumptions, and projections about future events. Although we believe that the expectations, assumptions, and projections on which these forward-looking statements are based are reasonable, they nonetheless could prove to be inaccurate, and as a result, the forward-looking statements based on those expectations, assumptions, and projections also could be inaccurate. Forward-looking statements are not guarantees of future performance. These forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other important factors, some of which are beyond our control, that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including risks described in the section titled “Risk Factors” incorporated by reference into this prospectus from our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act of 1934, as amended (the “Exchange Act”), and in our other filings with the SEC.

Other sections in this prospectus and the documents incorporated by reference herein and therein include additional factors that could harm our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in, or implied by, any forward-looking statements. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These forward-looking statements speak only as of the date made. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations. You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this offering, with the understanding that our actual future results, levels of activity, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

Moreover, new risks regularly emerge, and it is not possible for our management to predict or articulate all risks we face, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. All forward-looking statements included in this prospectus and in the documents incorporated by reference in this prospectus are based on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold or disposed of by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale or other disposition of the shares of common stock covered hereby.

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SELLING STOCKHOLDERS

This prospectus covers the sale or other disposition by the Selling Stockholders of up to 367,634,098 shares of our common stock. The common stock being offered by the Selling Stockholders were previously issued to the Selling Stockholders. For additional information regarding the issuance of those shares of common stock, see “The Offering” above. We are registering the shares of common stock in order to permit the Selling Stockholders to offer the shares for resale from time to time.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholders. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholders, based on their ownership of the shares of common stock, as of December 30, 2025. The third column lists the shares of common stock being offered by this prospectus by the Selling Stockholders. The fourth column lists the shares of common stock beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus. The fifth column represents the percentage of our issued and outstanding shares of common stock to be beneficially owned by the Selling Stockholders assuming the sale of all of the shares of common stock covered by this prospectus based on the number of shares of common stock issued and outstanding as of December 30, 2025.

In accordance with the terms of a registration rights agreement with the Selling Stockholders, this prospectus generally covers the resale of at least the maximum number of shares of common stock issued pursuant to the Purchase Agreement, Engagement Letter and Consulting Agreement, entered with the Selling Stockholders, as applicable. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Stockholder	Shares Owned prior to Offering		Shares Offered by this Prospectus	Shares Owned after Offering	Percentage of Shares Beneficially Owned after Offering (%) (1)
Goldeneye 1995 LLC (2)	357,815,000		357,815,000	0	-
Cohen & Company Securities, LLC (3)	3,909,549		3,909,549	0	-
Fifth Era LLC (4)	3,909,549		3,909,549	0	-
J3E2A2Z LP (5)	2,025,992	(6)	2,000,000	25,992	*

* Represents less than 1%

(1)	Percentage is based on 388,143,679 shares of common stock outstanding as of December 30, 2025.

(2)

Robert Gregory Kidd, the Company’s Chief Executive Officer, Chairman and President, is the sole owner and manager of Goldeneye and exercises voting and dispositive power over all securities of the Company held by Goldeneye. The business address of Goldeneye is 26 State Route 28, #1186, Crystal Bay, NV 89402.

(3)

Jerry Serowik is the Head of the Banker and exercises voting and dispositive power over all securities of the Company held by the Banker. The business address of the Banker is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.

(4)

Matthew Le Merle and Alison Davis are the Managing Partners of the Consultant and exercise voting and dispositive power over all securities of the Company held by the Consultant. The business address of the Consultant is 4545 Paradise Drive, Tiburon, CA 94920.

(5)

Ronald P. Erickson, the Company’s President of the Science Division, Senior Vice President and director, is the Manager of J3E2A2Z LP and exercises voting and dispositive power over all securities of the Company held by J3E2A2Z. The business address of J3E2A2Z is 3835 Pleasant Beach Dr. NE Bainbridge Island, WA 98110.

(6)

Comprised of (i) 2,000,000 shares issued to J3E2A2Z in connection with the redemption of the 16,916 issued and outstanding shares of the Series H Preferred Stock at the closing of the Private Placement and (ii) 25,992 shares of our common stock underlying certain warrants held by J3E2A2Z, without giving effect to any beneficial ownership limitations set forth therein.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock previously issued to permit the resale of these shares of common stock by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The Selling Stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	sales pursuant to Rule 144;
•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

11

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The Selling Stockholders may also sell shares under Rule 144 promulgated under the Securities Act of 1933, as amended, or another exemption, if available, rather than under this prospectus. The Selling Stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if it deems the purchase price to be unsatisfactory at any particular time.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market- making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $96,650 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a Selling Stockholders will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholders specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

12

DESCRIPTION OF SECURITIES

For a description of our capital stock, including our common stock, and the material terms of the restatement of our articles of incorporation, as amended, and our second amended and restated bylaws see our Annual Report on Form 10-K for the year ended September 30, 2025, filed with the SEC and Exhibit 4.2 thereto, entitled Description of Securities, which are incorporated by reference in the registration statement of which this prospectus forms a part. See “Incorporation of Certain Information by Reference.”

13

LEGAL MATTERS

The validity of the shares of our common stock covered by this prospectus will be passed upon for us by Holland & Hart LLP.

14

EXPERTS

The consolidated financial statements as of September 30, 2025 and 2024 and for the years then ended, incorporated by reference herein have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm appearing in our annual report on Form 10-K for the year ended September 30, 2025, incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

15

ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered by this prospectus. Pursuant to SEC rules, this prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our securities, reference is made to our SEC filings and to the registration statement and the exhibits and schedules to the registration statement of which this prospectus forms a part. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

In addition, registration statements and certain other filings made with the SEC electronically are publicly available through the SEC’s web site at http://www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the SEC.

We are subject to the information and periodic reporting requirements of the Exchange Act and, in accordance with such requirements, will file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the web site of the SEC referred to above. We also maintain a website at https://usbc..xyz/, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

16

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025 filed with the SEC on December 19, 2025;

•

our Current Reports on Form 8-K filed with the SEC on October 3, 2025, October 8, 2025, November 21, 2025, December 17, 2025 and December 19, 2025 (other than any portions thereof deemed furnished and not filed); and

•

the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 15, 2022 as updated by the Description of Securities set forth on Exhibit 4.2 to our Annual Report on Form 10-K filed with the Commission on December 19, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. Any statement contained in a document incorporated by reference in this prospectus or any prospectus supplement shall be deemed to be modified or superseded to the extent that a statement contained herein, therein or in any other subsequently filed document that also is incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to USBC, Inc., Attn: Chief Financial Officer, 300 E 2nd Street, 15th Floor, Reno, NV 89501. You may also direct any requests for documents to us by telephone at 775-239-7673.

17

367,634,098 Shares of Common Stock

PROSPECTUS

, 2026

18

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by us in connection with the offering of the securities being registered. All amounts are estimated except the SEC registration fee.

SEC registration fee	$41,650.74
Accounting fees and expenses	25,000
Legal fees and expenses	25,000
Printing and miscellaneous expenses	5,000
Total	$96,650.74

Item 14. Indemnification of Directors and Officers

We are a Nevada corporation. The Nevada Revised Statutes, or NRS, and certain provisions of our articles of incorporation and bylaws under certain circumstances provide for indemnification of our directors, officers, employees and agents against certain liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is set forth below, but this description is qualified in its entirety by reference to our articles of incorporation and bylaws and to the relevant statutory provisions, including NRS 78.7502, 78.751 and 78.752.

In general, our articles of incorporation provide that any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws further provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another enterprise, shall be indemnified and held harmless by the Company to the fullest extent permitted by the NRS against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith.

NRS 78.751 provides that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law if such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action. However, NRS 78.752 permits us to purchase and maintain insurance on behalf of our directors, officers, employees or agents against any liability asserted against or incurred by such person in any such capacity or arising out of such person’s status as such, whether or not we would have the power to indemnify such person against such liabilities.

To the maximum extent permitted by law, our articles of incorporation eliminate or limit the liability of our directors to us or our stockholders for monetary damages for breach of a director’s fiduciary duty as a director. NRS 78.138(7) further provides that, subject to limited statutory exceptions and unless the articles of incorporation or an amendment thereto (in each case filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to a Nevada corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless the presumption established by NRS 78.138(3) has been rebutted and it is proven that (i) his or her act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

II-1

We have entered into separate indemnification agreements with our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our articles of incorporation and bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements will provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our articles of incorporation and bylaws.

We have a directors’ and officers’ liability insurance policy in place pursuant to which its directors and officers are insured against certain liabilities, including certain liabilities under the Securities Act and the Exchange Act of 1934, as amended.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

In the three years preceding the filing of this registration statement, the Company made sales of the following unregistered securities. All of the offerings and sales described below are exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act.

Fiscal Year Ended September 30, 2023

During the fiscal year ended September 30, 2023, we issued an aggregate of 67,068 shares of common stock related to warrant exercises and received $387,335.

On June 27, 2023, Mr. Struve converted dividends of $350,696 into 35,070 shares of its common stock related to the conversion of Series D Convertible Preferred Stock.

Fiscal Year Ended September 30, 2024

On February 27, 2024, we entered into a securities purchase agreement with Lind Global Fund II, LP (“Lind”), pursuant to which we may issue Lind one or more senior convertible notes in the aggregate principal amount of up to $14,400,000 for an aggregate purchase price equal to up to $12,000,000, convertible into shares of the our common stock at an initial conversion price of $1.00 per share, and warrants to purchase up to 6,000,000 shares of our common stock at an initial exercise price of $0.80 per share, subject to adjustment, in exchange for an aggregate purchase price of $4,000,000. In addition, we issued 102,302 shares of common stock to The Benchmark Company, LLC, who served as the exclusive placement agent in connection with the offering.

On March 7, 2024, we issued 102,302 shares of our common stock at $0.782 with a total value of $80,000 per share related to a debt offering. The $80,000 was recorded as debt issuance costs and is amortized over the two-year term of the debt.

On March 8, 2024, we issued 714,828 shares of our common stock in a cashless warrant exercise.

On May 24, 2024, we issued 108,500 shares of our common stock related to 108,500 warrants exercised at $0.25 per share.

On June 18, 2024, Mr. Struve converted dividends of $800,384 into 3,201,534 shares of our common stock related to the conversion of Series C and D Convertible Preferred Stock.

II-2

On June 27, 2024, we issued 546,697 shares of our common stock at $0.44 per share related to a principal payment of convertible debt settled with a common stock issuance for a total value of $240,000.

On August 28, 2024, we issued 30,000 shares of our common stock at $0.26 per share and received $7,800 related to a warrant exercise.

Fiscal Year Ended September 30, 2025

During the three months ended December 31, 2024, we issued 1,818,181 shares of our common stock at $0.132 per share related to a principal payment of convertible debt settled with a common stock issuance for a total value of $240,000.

During the three months ended March 31, 2025, we issued 428,573 shares of our common stock at $1.74 per share related to a principal payment of convertible debt settled with a common stock issuance for a total value of $746,001.

On June 2, 2025, we issued 16,916 shares of Series H Preferred Stock upon the redemption of $1,184,066 in aggregate principal under certain of our promissory notes.

During the nine months ended June 30, 2025, we issued 400,000 shares of common stock to employees, directors and investors. The shares were valued at $0.44 per share and the Company expensed $176,000 related to the issuances.

On August 6, 2025, we issued an aggregate of 3,295,379 shares of common stock in connection with the repayment of the Struve Loan Documents and an aggregate of 8,333,440 shares of common stock in connection with the conversion of all outstanding shares of Series C Preferred Stock and Series D Preferred Stock, and all deemed dividends.

On August 6, 2025, the Series H Preferred Stock holder elected to redeem all outstanding shares of Series H Preferred Stock in a combination of cash and common stock, resulting in the issuance of 2,000,000 shares of common stock.

On August 6, 2025, we issued approximately 357.8 million shares of our common stock to Goldeneye in the Private Placement, at a purchase price per share of $0.335. In addition, we issued 3,909,549 shares of our common stock to the Banker as compensation in connection with the closing of the Private Placement, pursuant to an Engagement Letter, dated December 31, 2024, at a cost basis per share of $0.335.

Subsequent to June 30, 2025, we issued 1,008,731 shares of common stock to employees, directors, consultants and investors in settlement of liabilities. The shares were valued at $0.50 per share.

On September 17, 2025, we issued 3,909,549 shares of the Company’s Common Stock to the Consultant, at a cost basis per share of $0.335, pursuant to a Business Consulting Service Agreement, dated January 9, 2025.

II-3

Item 16. Exhibits

Exhibit No.	Description
3.1	Restatement of the Articles of Incorporation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 14, 2023).
3.2	Certificate of Amendment of Articles of Incorporation, dated August 6, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
3.3	Second Amended and Restated Bylaws, dated October 15, 2021 (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 7, 2021).
3.4	Amended and Restated Series C Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023).
3.5	Third Amended and Restated Series D Certificate of Designation, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023).
3.6	Series D Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023).
3.7	Series C Certificate of Correction of Know Labs, Inc., dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023).
3.8	Certificate of Withdrawal of Series F Preferred Stock, dated August 11, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K filed August 14, 2023).
3.9	Certificate of Designation of Series F Preferred Stock (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 3, 2018).
3.10	Certificate of Amendment to Articles of Incorporation, dated October 29, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K filed, filed October 30, 2024).
3.11

Certificate, Amendment or Withdrawal of Designation, relating to the Series C Preferred Stock, filed with the Secretary of State of Nevada on December 11, 2025 (incorporated by reference to the Company’s Form 8-K, filed December 17, 2025).

3.12

Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on December 11, 2025 (incorporated by reference to the Company’s Form 8-K, filed December 17, 2025).

3.13

Certificate, Amendment or Withdrawal of Designation, relating to the Series H Preferred Stock, filed with the Secretary of State of Nevada on December 11, 2025 (incorporated by reference to the Company’s Form 8-K, filed December 17, 2025).

3.14	Amendment to the Second Amended and Restated Bylaws, dated December 15, 2025 (incorporated by reference to Exhibit 3.14 to the Company’s Annual Report on Form 10-K, filed December 19, 2025).
4.1†	Amended and Restated USBC, Inc. 2021 Equity Incentive Plan (incorporated by reference to the Company’s Form 8-K, filed October 3, 2025).
4.2

Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference to Exhibit 4.2 to the Company’s Annual Report on Form 10-K, filed December 19, 2025).

5.1**	Opinion of Holland & Hart LLP.
10.1

Note and Account Payable Conversion Agreement and related notes and warrants dated January 31, 2018 by and between Visualant, Incorporated and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed March 21, 2018).

10.2†

Amended Employment Agreement dated April 10, 2018 by and between Visualant, Incorporated and Ronald P. Erickson (incorporated by reference to the Company’s Annual Report on Form 10-K, filed December 21, 2018).

10.3†	Employment Agreement dated May 13, 2022 by and between Know Labs, Inc. and Peter Conley (incorporated by reference to the Company’s Quarterly Report on Form 10-Q, filed August 12, 2022).
10.4

Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 20, 2022 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 21, 2022).

10.5

Extension of Warrant Agreement dated December 7, 2022 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 9, 2022).

10.6

Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and Ronald P. Erickson (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).

II-4

10.7	Extension of Warrant Agreement dated January 19, 2023 by and between Know Labs, Inc. and J3E2A2Z LP (incorporated by reference to the Company’s Current Report on Form 8-K, filed January 23, 2023).
10.8

Underwriting Agreement, dated September 26, 2023, between Know Labs, Inc., Boustead Securities, LLC and The Benchmark Company, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.9

Common Stock Purchase Warrant issued by Know Labs, Inc. to Boustead Securities, LLC on September 29, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.10

Common Stock Purchase Warrant issued by Know Labs, Inc. to The Benchmark Company, LLC on September 29, 2023 (incorporated by reference to the Company’s Current Report on Form 8-K, filed September 29, 2023).

10.11

Form of Warrant to Purchase Common Stock issued by Know Labs, Inc. to Lind Global II, LP on February 27, 2024 (incorporated by reference to the Company’s Current Report on Form 8-K, filed February 29, 2024).

10.12

Underwriting Agreement, dated August 7, 2024, between the Company, Boustead Securities, LLC and The Benchmark Company, LLC, as representatives of the underwriters named therein (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 13, 2024).

10.13	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 13, 2024).
10.14	Unit Purchase Option, dated August 9, 2024, between the Company and Sutter Securities Group, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 13, 2024).
10.15	Form of Subscription Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 16, 2024).
10.16	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 16, 2024).
10.17	Warrant Agency Agreement, August 15, 2024, between the Company and Equinity Trust Company, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 16, 2024).
10.18	Form of Subscription Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 17, 2024)
10.19	Form of Warrant (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 17, 2024)
10.20	Warrant Agency Agreement, December 16, 2024, between the Company and Equinity Trust Company, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed December 17, 2024)
10.21

Extension of Warrant Agreement dated December 17, 2024 by and between Know Labs, Inc. and Clayton A. Struve (incorporated by reference to the Company’s Current Report on Form 8-K, filed on December 18, 2024).

10.22

Capital on Demand Sales Agreement, dated December 31, 2024, by and between Know Labs, Inc. and JonesTrading Institutional Services LLC (incorporated by reference to the Company's Current Report on Form 8-K, filed January 2, 2025).

10.23

Promissory Note, dated February 28, 2025, issued by the Company to 1800 Diagonal Lending LLC (incorporated by reference to Exhibit 10.23 to the Company’s Annual Report on Form 10-K, filed on December 19, 2025).

10.24	Promissory Note Conversion Agreement between Know Labs, Inc. and J3E2A2Z LP, dated June 2, 2025 (incorporated by reference to the Company’s Current Report on Form 8-K, filed June 4, 2025).
10.25	Securities Purchase Agreement, dated June 5, 2025, by and between the Company and Goldeneye 1995, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed June 6, 2025).
10.26	Form of Support Agreement, by and between the Company, Goldeneye 1995, LLC and certain stockholders (incorporated by reference to Company’s Current Report on Form 8-K, filed June 6, 2025).
10.27

Registration Rights Agreement, dated November 18, 2025, by and among the Company, Goldeneye 1995, LLC, Cohen & Company Securities, LLC and Fifth Era LLC (incorporated by reference to the Company’s Registration Statement on Form S-1, filed on September 19, 2025).

10.28†	Amendment No. 1 to the Amended Employment Agreement of Ronald Erickson (incorporated by reference to Company’s Current Report on Form 8-K, filed June 6, 2025).

II-5

10.29†	Amendment No. 1 to the Employment Agreement of Peter Conley (incorporated by reference to Company’s Current Report on Form 8-K, filed June 6, 2025).
10.30

Asset Management Agreement, dated August 5, 2025, by and between the Company and Hyrcanian Asset Management, LLC (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).

10.31†	Separation Agreement, dated August 6, 2025, by and between the Company and Peter J. Conley (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.32†	Employment Agreement, dated August 6, 2025, by and between the Company and Robert Gregory Kidd (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.33†	Employment Agreement, dated August 6, 2025, by and between the Company and Kitty Payne (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.34†	Employment Agreement, dated August 6, 2025, by and between the Company and Kirk Chapman (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.35†	Form of ISO Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.36†	Form of NQSO Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.37†	Form of Restricted Stock Award Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 7, 2025).
10.38†	Form of Indemnification Agreement (incorporated by reference to the Company’s Current Report on Form 8-K, filed August 15, 2025).
10.39

Amendment No. 1 to Registration Rights Agreement, dated November 18, 2025, by and among the Company, Goldeneye 1995, LLC, Cohen & Company Securities, LLC and Fifth Era LLC (incorporated by reference to Exhibit 10.39 to the Company’s Annual Report on Form 10-K, filed on December 19, 2025).

10.40

Amended and Restated Digital Asset Management Agreement, dated December 12, 2025, by and between the Company and Hyrcanian Asset Management, LLC (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K, filed on December 19, 2025).

21.1	Subsidiary of the Registrant (incorporated by reference to Exhibit 21.1 of the Company’s Annual Report on Form 10-K, filed on December 19, 2025).
23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm.
23.2**	Consent of Holland & Hart LLP (included in 5.1 Opinion).
24.1**	Power of Attorney (included on signature page hereto).
107**	Filing Fee.

* Filed herewith.

** Previously filed.

† Executive compensation plan or arrangement

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (b)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser

(f) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Reno, Nevada on December 31, 2025.

USBC, INC.

By:	/s/ Kitty Payne
Kitty Payne
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated:

Person	Capacity	Date

/s/ Kitty Payne	Chief Financial Officer
Kitty Payne	(Principal Financial and Accounting Officer)	December 31, 2025

*	Chief Executive Officer, President and Chairman
Robert Gregory Kidd	(Principal Executive Officer)	December 31, 2025

*	Director/Vice-Chair
Linda Jenkinson		December 31, 2025

*	Director
Ronald P. Erickson		December 31, 2025

*	Director
Jon Pepper		December 31, 2025

*	Director
William A. Owens		December 31, 2025

*	Director
Ichiro Takesako		December 31, 2025

*	Director
Larry K. Ellingson		December 31, 2025

* By:	/s/ Kitty Payne
Kitty Payne
Attorney-in-fact

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